SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 15, 2000



                            MERCHANTONLINE.COM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Florida                            0-22607                    84-1233073
---------------                   ----------------           -------------------
(State or other                   (Commission File             (IRS Employer
jurisdiction of                        Number)               Identification No.)
incorporation)



                         902 CLINT MOORE ROAD, SUITE 114
                                BOCA RATON, FLORIDA                33487
                    -----------------------------------------    ----------
                    (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (561) 864-6000

                            1600 SOUTH DIXIE HIGHWAY
                            BOCA RATON, FLORIDA 33432
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

         The audited financial statements of Innovonics, Inc. for the years ended January 31, 2000 and 1999 are attached.

         The unaudited financial statements for the three months ended April 30, 2000 and 1999 are attached.

         (b) Pro Forma Financial Information.

         The pro forma financial statements for the year ended October 31, 1999 and the six months ended April 30, 2000 are attached.

         (c) Exhibits.

         2.7* Agreement and Plan of Reorganization dated as of April 27, 2000, by and among MerchantOnline.com, Inc., Innovonics, Inc. and Innovonics Acquisition Corp., as amended on May 15, 2000

         10.10*   Employment Agreement dated May 15, 2000 among
                  MerchantOnline.com, Inc., Innovonics, Inc. and Dereck Clark.

*Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MERCHANTONLINE.COM, INC.

         Date:  July 31, 2000                   By: /s/ TAREK KIRSCHEN
                                                   -----------------------------
                                                   Tarek Kirschen, President

               Report of Independent Certified Public Accountants

The Shareholders
Innovonics, Inc.

We have audited the accompanying balance sheets of Innovonics, Inc. as of January 31, 2000 and 1999, and the related statements of operations, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovonics, Inc. at January 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming Innovonics, Inc. will continue as a going concern. As more fully described in Note 3, the Company has sustained operating losses of $216,529 and $291,988 for the years ended January 31, 2000 and 1999, respectively and has an accumulated deficit of $2,991,634 and negative working capital of $503,271 at January 31, 2000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ EY

July 21, 2000

                                Innovonics, Inc.

                                 Balance Sheets


                                                             JANUARY 31,
                                                    ---------------------------
                                                        2000             1999
                                                    -----------     -----------
ASSETS
Current assets:
   Cash                                             $   152,115     $        --
   Accounts receivable                                    4,006          51,711
   Inventory                                              5,015          13,770
                                                    -----------     -----------
Total current assets                                    161,136          65,481

Property and equipment, net                               8,209          23,059

                                                    -----------     -----------
Total assets                                        $   169,345     $    88,540
                                                    ===========     ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                 $    55,331     $   116,226
   Deferred revenue                                     132,000              --
   Notes payable to shareholders                         12,050          11,050
   Accrued compensation                                 393,055         224,753
   Revolving credit arrangements                         71,971          82,741
                                                    -----------     -----------
Total current liabilities                               664,407         434,770

Other liabilities                                        50,000              --

Commitments

Shareholders' deficit:
   Common stock, no par value--
     10,000,000 shares authorized,
     1,998,689 and 1,993,355 shares
      issued and outstanding at 2000 and
     1999, respectively                                      --              --
   Additional paid-in capital                         2,446,572       2,428,875
   Accumulated deficit                               (2,991,634)     (2,775,105)
                                                    -----------     -----------
Total shareholders' deficit                            (545,062)       (346,230)
                                                    -----------     -----------
Total liabilities and shareholders' deficit         $   169,345     $    88,540
                                                    ===========     ===========
See accompanying notes

                                Innovonics, Inc.

                            Statements of Operations

                                                       YEARS ENDED JANUARY 31,
                                                      -------------------------
                                                         2000            1999
                                                      ---------       ---------

Revenues:
   Sales, net                                         $ 189,714       $ 163,669
   Consulting revenue                                    32,571         115,050
                                                      ---------       ---------
Total revenues                                          222,285         278,719

Cost and expenses:
   Cost of goods sold                                    86,441          49,593
   General and administrative expense                   308,352         491,415
   Depreciation expense                                   9,721          12,500
                                                      ---------       ---------
Total expenses                                          404,514         553,508

Operating loss                                         (182,229)       (274,789)

Interest expense                                        (34,300)        (17,199)

                                                      ---------       ---------
Net loss                                              $(216,529)      $(291,988)
                                                      =========       =========

See accompanying notes.

                                Innovonics, Inc.

                       Statements of Shareholders' Deficit

            For the years ended January 31, 2000 and January 31, 1999


                                                         COMMON                                           NET
                                                         STOCK       ADDITIONAL      ACCUMULATED     SHAREHOLDERS'
                                                         SHARES    PAID-IN CAPITAL     DEFICIT          DEFICIT
                                                     --------------------------------------------------------------
                                                     --------------------------------------------------------------
Balance at January 31, 1998                            1,982,345     $ 2,361,588     $(2,483,117)    $  (121,529)
   Sale of stock and warrants in private placement        11,010          33,030              --          33,030
   Stock options granted for services                         --          34,257              --          34,257
   Net loss                                                   --              --        (291,988)       (291,988)
                                                     --------------------------------------------------------------
Balance at January 31, 1999                            1,993,355       2,428,875      (2,775,105)       (346,230)
   Sale of stock and warrants in private placement         5,334          16,400              --          16,400
   Stock warrants granted for services                        --             250              --             250
   Stock options granted for services                         --           1,047              --           1,047
   Net loss                                                   --              --        (216,529)       (216,529)

Balance at January 31, 2000                            1,998,689     $ 2,446,572     $(2,991,634)    $  (545,062)
                                                     ==============================================================

See accompanying notes

                                Innovonics, Inc.

                            Statements of Cash Flows


                                                                 YEAR ENDED JANUARY 31,
                                                                 ----------------------
                                                                    2000         1999
                                                                 ---------    ---------

OPERATING ACTIVITIES
Net loss                                                         $(216,529)   $(291,988)
Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Depreciation expense                                            9,721       12,500
     Write-off of property and equipment                             5,129           --
     Issuance of warrants for services                                 250       34,257
     Stock options granted for services                              1,047           --
     Changes in operating assets and liabilities:
       Accounts receivable                                          47,705      (41,468)
       Inventory                                                     8,755      (13,065)
       Accounts payable and other                                  (60,895)      92,687
       Deferred revenue                                            132,000           --
       Accrued compensation                                        168,302      132,753
                                                                 ---------    ---------
Net cash provided by (used in) operating activities                 95,485      (74,324)

INVESTING ACTIVITY
Purchases of property and equipment                                     --      (12,111)
                                                                 ---------    ---------
Net cash used in investing activity                                     --      (12,111)

FINANCING ACTIVITIES
Proceeds from notes payable to shareholder                           1,200       11,050
Payment on notes payable to shareholder                               (200)          --
Proceeds from sale of stock and warrants in private placements      16,400       33,030
Proceeds from investor                                              50,000           --
Payments on revolving credit arrangements                          (31,092)     (22,659)
Proceeds from revolving credit arrangements                         20,322       65,014
                                                                 ---------    ---------
Net cash provided by financing activities                           56,630       86,435
                                                                 ---------    ---------
Net increase in cash                                               152,115           --
Cash at beginning of the year                                           --           --
                                                                 ---------    ---------
Cash at end of the year                                          $ 152,115    $      --
                                                                 =========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest and other finance charges                 $  12,457    $  10,255
                                                                 =========    =========

See accompanying notes

                                Innovonics, Inc.

                          Notes to Financial Statements

                                January 31, 2000


1.   NATURE OF BUSINESS

Innovonics, Inc. (the Company) was incorporated on February 16, 1991 under the laws of the State of Arizona for the primary purpose of developing and marketing the PC Pay (R) security products which facilitate secure credit, debit, and smart card transactions over the Internet for all consumers. The Company also performs engineering consulting services.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES

Inventories are recorded at the lower of cost or market value using the first-in first-out method (FIFO) and consist of finished goods at January 31, 2000 and 1999.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

STOCK BASED COMPENSATION

SFAS No. 123, Accounting for Stock-Based Compensation, defines a fair value method of accounting for issuance of stock options and other equity investments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Pursuant to SFAS No. 123, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Companies are also permitted to continue to account for such transactions under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, but are required to disclose in a note to the financial statements pro forma net income amounts as if the Company had applied the new method of accounting.

The Company accounts for employee stock-based compensation under APB No. 25 and has complied with the disclosure requirements of SFAS No. 123.

INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

REVENUE RECOGNITION

Revenue from the sale of services or products is recognized as services are rendered or shipments are made.

At January 31, 2000, the Company had $132,000 in deferred revenue related to the prepayment for products that will be shipped over a ten-month period beginning March 2000. The revenue will be recognized as sales when shipments are made.

During the year ended January 31, 1999, the Company entered into a consulting agreement to provide engineering service to an unrelated party. The Company earned $32,571 and $115,050 under this agreement for the year ended January 31, 2000 and 1999, respectively.

ADVERTISING

The Company expenses the cost of advertising as incurred. Advertising expense was $3,299 and $3,647 for the years ended January 31, 2000 and 1999, respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent; however, actual results could differ from these estimates.

3.   MANAGEMENT'S PLANS AND ISSUES AFFECTING LIQUIDITY

The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company sustained operating losses of $216,529 and $291,988 for the years ended January 31, 2000 and 1999, respectively. In addition, the Company has an accumulated deficit of $2,991,634 and negative working capital of

$503,271 at January 31, 2000. As a result, the financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of liabilities. As more fully described in Note 14, the Company was acquired by MerchantOnline.com, Inc.

4.   PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                                January 31,
                                          Useful Lives    ---------------------
                                             (Years)         2000         1999
                                          -------------------------------------

         Computer hardware and software         3         $ 27,420     $ 36,052
         Furniture and fixtures                 5           10,429       10,429
                                                          --------     --------
                                                            37,849       46,481
         Less accumulated depreciation
            and amortization                               (29,640)     (23,422)
                                                          --------     --------

                                                          $  8,209     $ 23,059
                                                          ========     ========

5.   NOTES PAYABLE TO SHAREHOLDERS

At January 31, 2000, the Company had three notes payable to shareholders totaling $12,050 in the aggregate. At January 31, 1999, the Company had four notes payable to shareholders totaling $11,050. Two of the notes, totaling $7,050 and $5,850 on January 31, 2000 and 1999, respectively, bear interest at 8% per annum and are due upon demand. The third note in the amount of $5,000 on January 31, 2000 and 1999 bears interest at 6% per annum and is due upon demand. The fourth note in the amount of $200 on January 31, 1999 has no stated interest rate and was also due upon demand. This note was paid off in fiscal year ended January 31, 2000. The Company incurred approximately $848 and $546 of interest expense related to these notes during the years ended January 31, 2000 and January 31, 1999, respectively.

6.   ACCRUED COMPENSATION

The Company has recorded $393,055 and $224,753 for the years ended January 31, 2000 and January 31, 1999, respectively, in accrued compensation to a key employee. The unpaid wages accrue interest at 12% per annum, compounded monthly. The wages are due and payable upon demand. Subsequent to the Company's acquisition by MerchantOnline.com (see Note 14), the then outstanding balance of $429,383 was paid in full. The Company recorded interest expense related to the agreement of $33,559 and $16,653 for the years ended January 31, 2000 and 1999, respectively.

7.   REVOLVING CREDIT ARRANGEMENTS

The Company has several unsecured revolving credit arrangements with various institutions. These arrangements bear interest at rates ranging from 12.25% to 29.87%. The Company incurred and paid financing charges of $12,457 and $10,255 during the years ended January 31, 2000 and 1999, respectively.

8.   INCOME TAXES

SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $487,605 valuation allowance at January 31, 2000 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance for the current year is $81,952. At January 31, 2000, the Company has available net operating loss carryforwards of $800,000, which expires in the year 2020.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:

                                                             January 31,
                                                   ----------------------------
                                                       2000               1999
                                                   ----------------------------
Deferred tax assets:
Accrued salary                                     $ 147,906          $  84,575
Depreciation                                           8,820              7,496
Interest payable                                         525                205
Accrued vacation                                      11,411              7,710
NOL carryforward                                     318,943            309,667
                                                   ---------          ---------
Total deferred tax assets                            487,605            405,653
Less valuation allowance                            (487,605)          (405,653)
                                                   ---------          ---------

Total deferred tax assets                          $       0          $       0
                                                   =========          =========

9.   OTHER LIABILITIES

During January 2000, the Company entered into a letter of intent with MerchantOnline.com (MOL) to purchase a percentage of the outstanding stock (see
Note 14). In connection therewith, the Company received a $50,000 non-refundable deposit. This amount has been recorded as other liabilities as of January 31, 2000 on the accompanying balance sheet. Subsequent to January 31, 2000, the Company consummated the merger transaction with MOL. Upon consummation of the merger, this amount was reclassified as contributed capital to the Company by MOL.

10.  COMMON STOCK AND CAPITAL CONTRIBUTIONS

During the year ended January 31, 1999, the Company sold 11,010 shares of common stock to third party investors in a private placement. In connection therewith, the Company issued warrants to purchase 23,030 shares with an exercise price ranging from $3.00 to $4.00 per share. The warrants expire over the period from June 2000 to September 2001. At January 31, 2000, none of the warrants were exercised.

During the year ended January 31, 2000, the Company sold 5,334 shares of common stock to third party investors in a private placement. In connection therewith, the Company issued warrants to purchase 8,000 shares with an exercise price ranging from $3.10 to $4.10 per share. The warrants expire over the period from June 2000 to September 2001. At January 31, 2000, none of the warrants were exercised.

11.  STOCK BASED COMPENSATION

STOCK OPTIONS

In accordance with APB No. 25, compensation expense is recognized for employee stock options when the market price of the underlying stock exceeds the exercise price on the date of grant. During January 31, 2000 and 1999, the exercise price of stock options issued to employees and directors equaled to fair value of the underlying stock on the date of grant. The market price of the underlying stock was determined by management, based on, among other things, transactions with third party investors. Accordingly, the Company did not record any compensation expenses related to these grants. For options issued to consultants, the Company expensed the fair value of the options granted (as determined at the grant date) over the service or vesting period of the options. The Company recognized $1,047 and $34,257 in compensation expense for the years ended January 31, 2000 and 1999, respectively.

All options vest over a three to four year period and are exercisable over a seven-year period after the date of grant. Of the options issued to employees and the options issued to consultants, 193,750 and 100,750 respectively, are currently exercisable.

The fair value for these options was estimated at the date of grant using the minimum value method option pricing model with the following assumptions; risk-free interest

11.  STOCK BASED COMPENSATION (CONTINUED)

rates equal to the five year U.S. Treasury Bill rate on the grant date; expected dividends of $-0-; expected life equal to the life of the options; and market price of the stock on the date of grant ranging from $2.50 to $5.00 for options issued prior to January 31, 1998, $3.00 for options issued between January 31, 1998 and January 31, 1999 and $3.10 for options issued after January 31, 1999.

A summary of the Company's stock option activity through January 31, 2000 follows:

                                        EMPLOYEES              CONSULTANTS
                                ------------------------------------------------
                                   AVERAGE     NUMBER      AVERAGE     NUMBER
                                   EXERCISE      OF        EXERCISE      OF
                                    PRICE      SHARES       PRICE      SHARES
                                ------------------------------------------------

Outstanding--January 31, 1998     $   3.31     198,000    $   3.42     107,000
  Granted                             3.00      69,000        3.13      16,000
  Exercised                             --          --          --          --
   Forfeited                          3.57      (5,250)         --          --
   Expired/Cancelled                    --          --          --          --
                                ------------------------------------------------
Outstanding--January 31, 1999         3.22     261,750        3.38     123,000
  Granted                             3.10      22,000          --          --
   Exercised                            --          --          --          --
  Forfeited                           3.00     (32,000)       3.19     (19,250)
  Expired/Cancelled                     --          --          --          --
                                ------------------------------------------------
Outstanding--January 31, 2000     $   3.25     251,750    $   3.42     103,750
                                ================================================

The weighted-average remaining contractual life of these options are 2.9 and 4.0 years at January 31, 2000, and 1999, respectively. The estimated weighted-average fair value of options granted during fiscal year ended January 31, 2000, with an estimated stock price equal to exercise price was $1.08. The estimated weighted-average fair value of options with an estimated stock price equal to exercise price and an estimated stock price less than exercise price for options granted during fiscal year ended January 31, 1999, was $0.90 and $0.80, respectively, per share.

Pro forma information regarding net loss is required by FASB Statement No. 123, as if the Company had accounted for its stock options issued to employees, directors and advisors under the fair value method is as follows:

                                                     YEARS ENDED JANUARY 31
                                                     ----------------------
                                                     2000              1999
                                          ------------------------------------

         Pro forma net loss                       ($243,912)       ($353,365)

The pro forma effect on net loss is not representative of the pro forma effect on operational results in future years.

STOCK WARRANTS

On January 31, 2000, the Company had 32,096 warrants outstanding, including the warrants issued in connection with the sale of stock (see Note 10), which were issued to investors and independent consultants for the purchase of an equal amount of shares of stock. The remaining 1,066 warrants have exercise prices ranging from $3.00 to $3.10 and expire over the period from August 2000 to September 2000. For the year ended January 31, 2000, the Company recognized consulting expense of $250 related to the issuance of 1,000 warrants. No expense was recognized during the year ended January 31, 1999.

12.  MAJOR CUSTOMERS

For the year ended January 31, 2000, the Company had one major customer that represented 19% of total sales.

For the year ended January 31, 1999, the Company had three major customers that represented 50%, 19% and 12% of total sales.

13.  COMMITMENTS

The Company leases its office space under a month-to-month agreement that is subject to termination with a 30-day prior written notice by either party. Rental expense amounted to approximately $9,970 and $9,153 for the years ended January 31, 2000 and January 31, 1999, respectively.

The Company enters into commitments with third parties to construct certain parts of its products. At January 31, 2000 and 1999, the Company was committed to purchase inventory totaling $24,438 and $10,655, respectively.

14.  SUBSEQUENT EVENTS
14. SUBSEQUENT EVENTS

On April 24, 2000, the Company entered into a reverse triangular merger agreement with Innovonics Acquisition Corporation, a wholly owned subsidiary of MerchantOnline.com (MOL) and the majority shareholder, with the Company becoming the surviving corporation. Upon the effectiveness of the merger, on May 15, 2000, MOL became a 90.1 percent owner and the majority shareholder a 9.9 percent owner. The 90.1 percent of the outstanding shares of the Company were converted into 8,976,488 shares of common stock of MOL and stock options and warrants were issued to purchase 1,023,512 shares of common stock in exchange for all of the outstanding stock options and warrants of Innovonics, Inc.

                                INNOVONICS, INC.
                UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS


INNOVONICS, INC.
CONDENSED BALANCE SHEET
(UNAUDITED)
                                                 April 30, 2000
                                                 --------------

ASSETS
CURRENT ASSETS:
   Cash                                            $   31,840
   Inventory                                           19,175
                                                   ----------

Total current assets                                   51,015

Property and equipment, net                             4,609
                                                   ----------

Total assets                                       $   55,624
                                                   ==========


LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:

   Accounts payable                                $   32,484

   Notes payable to shareholders                        7,050

   Deferred revenue                                   133,790

   Revolving credit arrangements                       69,792

   Accrued compensation                               429,383
                                                   ----------

Total current liabilities                             672,499

Shareholders' deficit:
   Common stock, no par value--
   1,998,689 shares authorized, issued and
   outstanding                                             --

   Additional paid-in-capital                       2,496,572

   Accumulated deficit                             (3,113,447)
                                                   ----------
Total shareholders' deficit                          (616,875)
                                                   ----------

Total liabilities and shareholders' deficit        $   55,624
                                                   ==========

See accompanying notes to condensed financial statements.



INNOVONICS, INC.
CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)

                                                    Three-months ended
                                             ---------------------------------
                                             April 30, 2000     April 30, 1999
                                             --------------     --------------
Revenues:
   Sales, net                                     15,649             63,050
   Consulting revenue                                 --             32,000
                                               ---------          ---------
Total revenues                                    15,649             95,050

Cost of goods sold                                13,651             38,359
General and administrative expense               108,282             63,697
Depreciation expense                               3,442              3,354
                                               ---------          ---------
Total expenses                                   125,375            105,410

Operating loss                                  (109,726)           (10,360)

Interest expense                                 (11,929)            (7,094)
                                               ---------          ---------
Net loss                                       $(121,655)         $ (17,454)
                                               =========          =========


See accompanying notes to condensed financial statements.

INNOVONICS, INC.
CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

                                                        Three-months ended
                                                  ------------------------------
                                                  April 30, 2000  April 30, 1999
                                                  --------------  --------------

OPERATING ACTIVITIES
Net loss                                            $(121,655)      $ (17,454)
Adjustments to reconcile net loss to
net cash (used in) provided by
operating activities:
   Depreciation expense                                 3,442           3,354
   Changes in operating assets and liabilities:
     Accounts receivable                                4,006          51,193
     Inventory                                        (14,160)            301
     Accounts payable                                 (22,847)        (77,561)
     Deferred revenue                                   1,790              --
     Accrued compensation                              36,328          43,235
                                                    ---------       ---------
Net cash (used in) provided by
    operating activities                             (113,096)          3,068

INVESTING ACTIVITY
Purchases of property and equipment                        --            (741)
                                                    ---------       ---------
Net cash used in investing activity                        --            (741)

FINANCING ACTIVITIES
Payments on note payable to shareholders               (5,000)             --
Proceeds from notes payable to shareholder                 --           1,000
Revolving credit arrangement                           (2,179)         (3,327)
                                                    ---------       ---------
Net cash used in financing activities                  (7,179)         (2,327)
                                                    ---------       ---------
Net decrease in cash                                 (120,275)             --


Cash at beginning of the period                       152,115              --
                                                    ---------       ---------
Cash at end of the period                           $  31,840       $      --
                                                    =========       =========

See accompanying notes to condensed financial statements

INNOVONICS, INC.
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)


Note 1.  Basis of Presentation

The unaudited interim financial statements of Innovonics, Inc. (the Company) as of April 30, 2000 and for the three-month periods ended April 30, 2000 and 1999 do not provide all the disclosures included in the annual financial statements. These interim financial statements should be read in conjunction with the audited financial statements and footnotes included therein. In the opinion of management, the accompanying interim financial statements reflect all adjustments necessary for a fair presentation of the financial position and results of operations of the Company.


Note 2.  Subsequent Events

On April 24, 2000, the Company entered into a reverse triangular merger agreement with Innovonics Acquisition Corporation, a wholly owned subsidiary of MerchantOnline.com (MOL) and the majority shareholder, with the Company becoming the surviving corporation. Upon the effectiveness of the merger, on May 15, 2000, MOL became a 90.1 percent owner and the majority shareholder a 9.9 percent owner. The 90.1 percent of the outstanding shares of the Company were converted into 8,976,488 shares of common stock of MOL and stock options and warrants were issued to purchase 1,023,512 shares of common stock in exchange for all of the outstanding stock options and warrants of Innovonics, Inc.

                         PRO FORMA FINANCIAL INFORMATION


                  MERCHANTONLINE.COM, INC. AND INNOVONICS, INC.
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)

                  INTRODUCTION TO PRO FORMA CONDENSED FINANCIAL
                                   STATEMENTS
                                   (UNAUDITED)

Effective May 15, 2000, MerchantOnline.com, Inc. (MOL), consummated an agreement and plan of reorganization (the "Agreement") with Innovonics, Inc. (the Company), and Innovonics Acquisition Corp., a wholly-owned subsidiary of MerchantOnline.com, Inc. In connection with the Agreement, Innovonics Acquisition Corporation merged with and into Innovonics, Inc. in a reverse triangular merger (the"Merger"), with Innovonics, Inc. to be the surviving corporation. Pursuant to the Merger, MerchantOnline.com, Inc. issued 8,976,488 shares of common stock for 90.1 percent of the outstanding shares and issued stock options and warrants to purchase 1,023,512 shares of common stock in exchange for all of the outstanding stock options and warrants of Innovonics, Inc. Additionally, MOL agreed to issue additional shares to the Company if on the first anniversary date of the transaction, the fair value of the outstanding shares, as determined by the trading price of the stock for a specific period of time, is less than $25,000,000.

MOL has determined that the fair value of the issued common stock, adjusted by the fair value of guarantee future security price is ($19,000,252) and the fair value of the issued stock options and warrants ($609,887).

The Merger was accounted for using the purchase method of accounting. The purchase price included the assumption of $548,405 of net liabilities, for an aggregate purchase price of $20,158,544. The pro forma balance sheet and the pro forma adjustments described in the notes to pro forma financial statements reflect the purchase price as "Purchase Price to be Allocated". The Company is currently in the process of evaluating the fair values of assets acquired, including identifiable intangible assets, if any. This amount is currently being amortized over a five-year period.

The accompanying unaudited pro forma balance sheet as of April 30, 2000, presents the financial position of MerchantOnline.com, Inc. and Innovonics, Inc. at April 30, 2000, assuming the Merger had been at that date. The unaudited pro forma condensed statement of operations for the year ended October 31, 1999, combines the statements of operations of MerchantOnline.com,Inc. for the year ended October 31, 1999 and of Innovonics, Inc. for the year ended January 31, 2000, and assumes the transaction occurred on November 1, 1998. The unaudited pro forma condensed statement of operations for the six month period ended April 30, 2000 combines the statements of operations of MerchantOnline.com, Inc. for the six month period ended April 30, 2000 and of Innovonics, Inc. for the six month period ended April 30, 2000 and assumes the transaction occurred on November 1, 1999. The fourth quarter of fiscal year 2000 (November 30, 1999 to January 31,
2000) for Innovonics, Inc. was included in both the annual and the six-month period presentations.

The unaudited pro forma financial information does not purport to be indicative of the results which would have actually have been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future.


                  MERCHANTONLINE.COM, INC. AND INNOVONICS, INC.
                             PRO FORMA BALANCE SHEET
                                 APRIL 30, 2000
                                   (UNAUDITED)


                               Merchant
                           Online.com, Inc. Innovonics, Inc.
                             Period ended    Period ended     Pro Forma
                            April 30, 2000  April 30, 2000   Adjustments      Combined
                            --------------  --------------  --------------  --------------
Assets
Cash                         $  1,146,603    $   31,840                     $ 1,178,443
Prepaid services                  672,525            --                         672,525
Prepaid advertising               464,166            --                         464,166
Deferred advertising               50,834            --                          50,834
Accounts receivable                23,894            --                          23,894
Accounts receivable from
   related party                    7,525            --                           7,525
Due from shareholder                8,723            --                           8,723
Inventory                              --        19,175                          19,175
                             ----------------------------------------------------------
Total current assets            2,374,270        51,015                       2,425,285
Property and equipment, net     1,153,956         4,609                       1,158,565
Deferred advertising              250,000            --                         250,000
Other assets                       29,077            --                          29,077
Purchase price to be
  allocated                    14,132,326            --     20,158,544(A)    34,290,870
                             ----------------------------------------------------------
Total assets                 $ 17,939,629    $   55,624                     $38,153,797
                             ==========================================================


Liabilities and equity
Accounts payable             $    869,543    $   32,484                     $   902,027
Accrued expenses and other        353,011            --                         353,011
Notes payable                      25,000            --                          25,000
Other liabilities                 215,600            --                         215,600
Notes payable to shareholder           --         7,050                           7,050
Deferred revenue                   16,496       133,790       (68,470)(A)        81,816
Accrued compensation                   --       429,383                         429,383
Revolving credit arrangements          --        69,792                          69,792
                             ----------------------------------------------------------
Total current liabilities       1,479,650       672,499                       2,083,679

Note payable to shareholder       270,000            --                         270,000

Equity:
Common stock                       51,537            --         8,976 (A)        60,513
Additional-paid-in capital     22,444,349     2,446,572    19,601,163 (A)
                                                           (2,446,572)(A)    42,045,512
Subscriptions receivable          (25,000)           --            --           (25,000)
Accumulated deficit            (6,280,907)   (3,113,447)    3,113,447 (A)    (6,280,907)
                             ----------------------------------------------------------
Total liabilities and equity  $17,939,629    $   55,624                     $38,153,797
                             ==========================================================

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED OCTOBER 31, 1999
                                   (UNAUDITED)


                                    Merchant
                                Online.com, Inc.  Innovonics, Inc.
                                 Period ended     Period ended      Pro Forma
                               October 31, 1999 January 31, 2000    Adjustments      Combined
                               ---------------- ----------------  --------------  --------------
Revenues, net                   $   204,106        $ 222,285        $      --      $   426,391

Costs of revenues                   111,064           86,441               --          197,505
Sales and marketing               1,296,774            3,299               --        1,300,073
General and administrative          721,023          305,053          255,000(C)     1,281,076
Depreciation and amortization        30,649            9,721        4,031,709(B)     4,072,079
Other expenses - settlement         455,000               --                           455,000
                                -----------        ---------        ---------      -----------
Total costs and expenses          2,614,510          404,514        4,286,709        7,305,733

Operating loss                   (2,410,404)        (182,229)                       (6,879,342)
Interest expense                    (29,924)         (34,300)                          (64,224)
                                -----------        ---------        ---------      -----------
Net loss                        $(2,440,328)       $(216,529)       4,286,709      $(6,943,566)
                                ===========        =========        =========      ===========

Net loss per share - Basic and Diluted                                                  ($0.12)

Weighted average shares outstanding                                                 56,446,498(D)

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTH PERIOD ENDED APRIL 30, 2000
                                   (UNAUDITED)

                                     Merchant
                                 Online.com, Inc.
                                     Six month      Six month
                                   period ended    period ended    Pro Forma
                                 April 30, 2000  April 30, 2000   Adjustments      Combined
                                 --------------  --------------  --------------  --------------

Revenues, net                     $    97,770       $   91,867                     $   189,637

Costs of revenues                      36,699           25,097                          61,796
General and administrative          2,628,303          250,318       127,500(C)      3,006,121
Depreciation and amortization       1,040,866           13,163     2,015,854(B)      3,069,883
                                  -----------       ----------     ---------       -----------

Total costs and expenses            3,705,868          288,578     2,143,354         6,137,800

Operating loss                     (3,608,098)        (196,711)                     (5,948,163)

Interest expense                       (7,149)          (8,316)                        (15,465)
                                  -----------       ----------     ---------       -----------
Net loss                          $(3,615,247)      $ (205,027)    2,143,354       $(5,963,628)
                                  ===========       ==========     =========       ===========

Net loss per share - Basic and Diluted                                                  ($0.09)

Weighted average shares outstanding                                                 66,454,757(D)

NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

BALANCE SHEET ADJUSTMENTS

(A) Reflects the accounting for the purchase of Innovonics, Inc. for a total purchase price of approximately $20,158,544, consisting of the issuance of 8,976,488 shares of MerchantOnline.com, Inc.'s common stock, the fair value of the 1,023,512 stock options and warrants the fair value of the future security price guarantee and the assumption of net liabilities of $548,405.

INCOME STATEMENT ADJUSTMENTS

(B) Reflects the amortization of the "purchase price to be allocated" over a five-year amortization period. Actual amortization for future periods will be dependent upon the final allocation of the purchase price, when completed, to identifiable intangible assets and goodwill, if any, and the evaluation of appropriate useful lives for such assets. The Company is currently in the process of evaluating such allocations and useful lives.

(C) Reflects increase of compensation expense for key employees of Innovonics, Inc. based on new employment agreements entered into in connection with the Merger.

(D) Reflects the weighted average number of shares outstanding for the period, after giving effect to the Merger, calculated as the historical weighted average common shares for MerchantOnline.com, Inc.